S&W Seed Company

Non-Employee Director Compensation Policy

Each member of the Board of Directors (the “Board”) of S&W Seed Company (the “Company”) who is not also serving as an employee of or consultant to the Company or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (this “Policy”) for his or her Board service. This Policy is made effective as of December 14, 2022 (the “Effective Date”), and may be amended at any time in the sole discretion of the Board. An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the payment of cash or grant of equity awards pursuant to this Policy.

A. Board Service Cash Compensation

Each Eligible Director will receive an annual cash retainer of $40,000, except that the Chair of the Board shall receive an annual cash retainer of $50,000 (the “Board Service Retainer”). The Board Service Retainer will be payable in equal quarterly installments in advance on the first day of each fiscal quarter. If an Eligible Director first joins the Board on a day other than the first day of a fiscal quarter, the first quarterly installment will be pro‑rated based on the number of days remaining in such fiscal quarter. All installments are vested upon payment.

B. Board Service Equity Compensation

Effective as of immediately following the conclusion of each annual meeting of stockholders of the Company (each, an “Annual Meeting”), beginning with the Annual Meeting held on December 14, 2022, each then-serving Eligible Director will automatically, and without further action by the Board, be granted a restricted stock unit (an “RSU Award”) under the Company’s 2019 Equity Incentive Plan, as amended, or any successor plan thereto (the “Plan”), for a number of shares equal to $55,000 (except that for the Chair of the Board such value shall be $75,000) divided by the Fair Market Value (as defined in the Plan) of one share of Common Stock the date of grant, rounded down to the nearest whole share (the “Annual RSU Award”). If an Eligible Director first joins the Board after the date of an Annual Meeting, such Eligible Director will automatically, and without further action by the Board, be granted a pro-rated portion of the applicable Annual RSU Award effective upon his or her appointment date, based on the number of days remaining between such appointment date and the first anniversary of the immediately preceding Annual Meeting.

B. Committee Service Compensation

Each Eligible Director will receive annual Board committee service retainers as set forth below in respect of their service on each applicable committee of the Board, paid in cash and equity as follows (each, a “Committee Service Retainer”):

a.
A cash payment equal to 70% of the aggregate value of the applicable Committee Service Retainer (each, a “Committee Cash Retainer”); and

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b.
An RSU Award for a number of shares equal to (i) 30% of the applicable value of the Committee Service Retainer divided by (ii) the Fair Market Value (as defined in the Plan) of one share of Common Stock the date of grant, rounded down to the nearest whole share (each, a “Committee RSU Award”).

Committee Cash Retainers will be payable in equal quarterly installments in advance on the first day of each fiscal quarter. If an Eligible Director joins a committee of the Board on a day other than the first day of a fiscal quarter, the first quarterly installment will be pro-rated based on the number of days remaining in such fiscal quarter. All installments are vested upon payment.

Effective as of immediately after the conclusion of each Annual Meeting, beginning with the Annual Meeting held on December 14, 2022, Committee RSU Awards will be granted to each then-serving Eligible Director automatically, and without further action by the Board. If an Eligible Director joins a Committee after the date of an Annual Meeting, such Eligible Director will automatically, and without further action by the Board, be granted a pro-rated portion of the applicable Committee RSU Award effective upon his or her appointment date, based on the number of days remaining between such appointment date and the first anniversary of the immediately preceding Annual Meeting.

Committee Service Retainers:

•
Audit Committee:

Chair - $25,000

Member - $12,500

•
Compensation Committee:

Chair - $20,000

Member - $10,000

•
Nominating and Governance Committee:

Chair - $20,000

Member - $10,000

•
Finance Committee:

Chair - $25,000

Member - $12,500

D. Expenses

The Company will reimburse each Eligible Director for ordinary, necessary and reasonable out-of-pocket expenses incurred by such director in connection with attendance at Board or committee meetings or incurred in connection with the performance of Board business; provided, that such director timely submits to the Company appropriate documentation substantiating such expenses.

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E. Vesting of Equity Awards; Directors Resident Outside of U.S.

All equity awards granted to Eligible Directors under this Policy (or otherwise) shall vest in full upon the earlier of (i) the first anniversary of the most recent Annual Meeting held prior to the date of grant, (ii) the date of the next Annual Meeting held following the date of grant, and (iii) upon a Change in Control (as defined in the Plan), subject in each case to the Eligible Director’s Continuous Service through such date.

Notwithstanding anything to the contrary in this Policy, an Eligible Director who is not a United States resident shall receive, in lieu of any Annual RSU Award or Committee RSU Award to be granted under this Policy, an additional Board Service Retainer or Committee Cash Retainer, as applicable, in an amount equal to the stated dollar value of the applicable RSU Award(s).

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